As filed with the Securities and Exchange Commission on March 20, 1997
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                   ACCOM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                 ---------------

             Delaware                                           94-3055907
   (State or Other Jurisdiction                              (I.R.S. Employer
 of Incorporation or Organization)                        Identification Number)

                                 ---------------

                               1490 O'Brien Drive
                              Menlo Park, CA 94025
                                 (415) 328-3818
                    (Address of Principal Executive Offices)

                                 ---------------

                      1997 NON-EXECUTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 ---------------

                                  JUNAID SHEIKH
                 Chairman, President and Chief Executive Officer
                                   ACCOM, INC.
                               1490 O'Brien Drive
                              Menlo Park, CA 94025
                                 (415) 328-3818
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 ---------------

                                   Copies to:
                               William W. Ericson
                                 John H. Sellers
                                VENTURE LAW GROUP
                               2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-4488


===================================================================================================================

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

       Title of                Amount            Proposed Maximum       Proposed Maximum          Amount of
   Securities to be             to be             Offering Price       Aggregate Offering       Registration
      Registered            Registered(1)          Per Share (2)           Price (2)                 Fee
----------------------- ---------------------- ---------------------- --------------------- ----------------------
Common Stock, $0.001
par value.                 500,000 shares              $1.25                $625,000               $189.40

===================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and the low prices of the Common Stock as reported in the Nasdaq National Market on March 14, 1997.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any amendments thereto;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 28, 1996;

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (d) Items 1 and 2 of the Registrant's Registration Statement on Form 8-A (File No. 0-26620) filed with the Commission under Section 12 of the Exchange Act on August 10, 1995, including any amendment or report filed for the purpose of updating such description.

         (e) Items 1 and 2 of the Registrant's Registration Statement on Form 8-A (File No. 0-26620) filed with the Commission under Section 12 of the Exchange Act on September 23, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6 of the Registrant's Bylaws provides for mandatory indemnification of its directors and permissible indemnification of officers, employees and other agents to the maximum permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. In addition, the Registrant carries director and officer insurance.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.


           Exhibit
           Number
           ------
           4.1           1997 Non-Executive Stock Option Plan and Form of
                         Option Agreement.
           4.2*          Amended and Restated Certificate of Incorporation.
           4.3*          Bylaws of the Registrant.
           4.4**         Preferred Shares Rights Agreement.
           5.1           Opinion of Venture Law Group, a Professional
                         Corporation.
           23.1          Consent of Venture Law Group, a Professional
                         Corporation (included in Exhibit 5.1).
           23.2          Consent of Independent Auditors (see p. 7).
           24.1          Power of Attorney (see p. 6).
---------------
*    Incorporated   by  reference  to  exhibits  filed  with  the   Registrant's
     Registration Statement on Form S-1, as amended (File No. 33-95728), which became effective on September 26, 1995.

** Incorporated by reference from an exhibit filed with the Company's Registration Statement on Form 8-A (File No. 0-26620) filed with the Commission on September 23, 1996.


Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1933 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 17th day of March, 1997.


                             By: /s/              ROBERT L. WILSON
                                ------------------------------------------------
                                                  Robert L. Wilson
                                      Executive Vice President, Chief Operating
                                         Officer and Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Junaid Sheikh and Robert L. Wilson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                                    Title                                    Date
                   ---------                                    -----                                    ----
    /s/          JUNAID SHEIKH           Chairman of the Board of Directors, President               March 17, 1997
    --------------------------------     and Chief Executive Officer (Principal
                (Junaid Sheikh)          Executive Officer)


    /s/        ROBERT L. WILSON          Executive Vice President, Chief Operating                   March 17, 1997
    --------------------------------     Officer, Chief Financial Officer, and Director
              (Robert L. Wilson)         (Principal Financial and Accounting Officer)

    /s/         LIONEL M. ALLAN          Director                                                    March 17, 1997
    --------------------------------
               (Lionel M. Allan)

                                                                    EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

         We  consent  to the  incorporation  by  reference  in the  Registration
Statement (Form S-8) pertaining to the 1997 Non-Executive Stock Option Plan of Accom, Inc. of our report dated October 29, 1996 with respect to the financial statements of Accom, Inc. for the year ended September 30, 1996 included in the Annual Report on Form 10-K (No. 0-26620), filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP

Palo Alto, California
March 18, 1997

                                INDEX TO EXHIBITS

Exhibit
Number
-------
4.1           1997 Non-Executive Stock Option Plan and Form of Option Agreement.
4.2*          Amended and Restated Certificate of Incorporation.
4.3*          Bylaws of the Registrant.
4.4**         Preferred Shares Rights Agreement.
5.1           Opinion of Venture Law Group, a Professional Corporation.
23.1          Consent of Venture Law Group, a Professional Corporation
              (included in Exhibit 5.1).
23.2          Consent of Independent Auditors (see p. 7).
24.1          Power of Attorney (see p. 6).
---------------
*    Incorporated   by  reference  to  exhibits  filed  with  the   Registrant's
     Registration Statement on Form S-1, as amended (File No. 33-95728), which became effective on September 26, 1995.

** Incorporated by reference from an exhibit filed with the Company's Registration Statement on Form 8-A (File No. 0-26620) filed with the Commission on September 23, 1996.